Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239156) and Form S-8 (Nos. 333-258896, 333-239213, 333-230139, 333-223535, 333-216492, 333-202709, 333-194634, 333-187206, 333-237195, 333-209998, 333-180334 and 333‑172409) of AcelRx Pharmaceuticals, Inc. of our report dated March 10, 2022, relating to the consolidated financial statements and schedule II, which appears in this Annual Report on Form 10‑K.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 10, 2022